225614.2

UNITED STATES                EXHIBIT 25.1
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association                            94-1347393
(Jurisdiction of incorporation or                                (I.R.S. Employer
organization if not a U.S. national                            Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota                                57104
(Address of principal executive offices)                            (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

VECTOR GROUP LTD.
(Exact name of obligor as specified in its charter)

See Table of Registrant Guarantors for information regarding additional Registrants

Delaware    65-0949535
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                                Identification No.)

100 S.E. Second Street
Miami, Florida    33131
(Address of principal executive offices)                            (Zip code)

_____________________________

Debt securities
(Title of the indenture securities)

225614.2

Name of co-registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
100 Maple LLC	Delaware	65-0960238
Accommodations Acquisition Corporation	Delaware	27-2795835
Eve Holdings Inc.	Delaware	56-1703877
Liggett & Myers Holdings Inc.	Delaware	51-0413146
Liggett Group LLC	Delaware	56-1702115
Liggett Vector Brands LLC	Delaware	74-3040463
V.T. Aviation LLC	Delaware	51-0405537
Vector Research LLC	Delaware	65-1058692
Vector Tobacco Inc.	Virginia	54-1814147
VGR Aviation LLC	Delaware	65-0949535
VGR Holding LLC	Delaware	65-0949536

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

225614.2

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.
**    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.
*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 2nd day of November, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory __
Stefan Victory
Vice President

EXHIBIT 6

November 2, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory __
Stefan Victory Vice President
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions
______________
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin                            $ 16,883
Interest-bearing balances                                         45,669
Securities:
Held-to-maturity securities                                     0
Available-for-sale securities                                     204,424
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices                                 1,128
Securities purchased under agreements to resell                             22,797
Loans and lease financing receivables:
Loans and leases held for sale                                     32,246
Loans and leases, net of unearned income                     720,609
LESS: Allowance for loan and lease losses                         15,480
Loans and leases, net of unearned income and allowance                         705,129
Trading Assets                                                 42,549
Premises and fixed assets (including capitalized leases)                             7,760
Other real estate owned                                             4,168
Investments in unconsolidated subsidiaries and associated companies                         563
Direct and indirect investments in real estate ventures                      104
Intangible assets
Goodwill                                             21,543
Other intangible assets                                         21,240
Other assets                                                 53,987
___________
Total assets                                             $1,180,190
LIABILITIES
Deposits:
In domestic offices                                     $847,727
Noninterest-bearing                            222,889
Interest-bearing                             624,838
In foreign offices, Edge and Agreement subsidiaries, and IBFs                     73,344
Noninterest-bearing                             2,752
Interest-bearing                             70,592
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices                             6,913
Securities sold under agreements to repurchase                             10,833